                                  SCHEDULE 14A
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                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

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     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                      STERLING CHEMICAL HOLDINGS, INC.
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                (Name of Registrant as Specified in its Charter)


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
                               [COMPANY LOGO]


                       STERLING CHEMICALS HOLDINGS, INC.
                               1200 SMITH STREET
                                   SUITE 1900
                           HOUSTON, TEXAS 77002-4312

                            ========================

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 28, 1998

To the Stockholders of Sterling Chemicals Holdings, Inc.:

         An Annual Meeting of Stockholders of Sterling Chemicals Holdings, Inc. (the "Company") will be held at Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas at 9:00 A.M., Houston time, on Wednesday, January 28, 1998 for the following purposes:

                 1. To elect nine directors to serve until the 1999 Annual Meeting and until their successors have been duly elected and qualified;

                 2. To ratify and approve the appointment of Deloitte & Touche LLP as the independent accountants of the books and accounts of the Company for the fiscal year ending September 30, 1998;

                 3. To ratify and approve the Sterling Chemicals Holdings, Inc. Omnibus Stock Awards and Incentive Plan (the "Omnibus Plan"); and

                 4. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

         Stockholders of record at the close of business on December 8, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

         You are cordially invited to attend the Annual Meeting. Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly in the accompanying envelope.

                                   By Order of the Board of Directors


                                   Frank P. Diassi
                                   Chairman of the Board of Directors

Houston, Texas
December 22, 1997

================================================================================

                             YOUR VOTE IS IMPORTANT

         TO ENSURE REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. NO ADDITIONAL POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

================================================================================

                       STERLING CHEMICALS HOLDINGS, INC.
                               1200 SMITH STREET
                                   SUITE 1900
                           HOUSTON, TEXAS 77002-4312
                                 (713) 650-3700

                                                               DECEMBER 22, 1997
                            ========================


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 28, 1998

                            ========================

                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Sterling Chemicals Holdings, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas at 9:00 A.M., Houston time, on Wednesday, January 28, 1998, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting (the "Notice"). This Proxy Statement, the Notice, the Company's Annual Report to Stockholders for the Fiscal Year Ended September 30, 1997, and the enclosed form of proxy are first being mailed to stockholders on or about December 22, 1997.

PROXIES

         The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the specifications made thereon. Proxies that are properly signed and returned but on which no specification has been made by the stockholder will be voted in favor of the proposals described in this Proxy Statement. The Board of Directors is not aware of any other matters that are expected to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board of Directors. The enclosed form of proxy may be revoked at any time before the proxy is voted at the Annual Meeting by executing a new proxy with a later date and delivering it to the Secretary or Assistant Secretary of the Company, by voting in person at the Annual Meeting, or by giving written notice of revocation to the Secretary or Assistant Secretary of the Company. The presence of a stockholder at the Annual Meeting will not automatically revoke that stockholder's proxy.

VOTING SECURITIES

         Stockholders of record at the close of business on December 8, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. As of the Record Date, the issued and outstanding voting securities of the Company consisted of 12,357,191 shares of common stock, par value $0.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting other than the election of directors. In the election of directors, each share is entitled to cast one vote for each director to be elected; cumulative voting is not permitted.

 QUORUM AND OTHER MATTERS

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

         Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Accordingly, abstentions or broker non-votes will not affect the election of the nominees receiving the plurality of votes.

         All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

         Votes at the Annual Meeting will be tabulated by an Inspector of Election appointed by the Company.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

         Directors will be elected by the favorable vote of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. The Board of Directors recommends a vote FOR each of the nominees listed and, unless authority to vote for the election of directors is withheld as to any or all nominees, all shares represented by proxies will be voted for the election of the nominees listed. If authority to vote for the election of directors is withheld as to any but not all of the nominees listed, all shares represented by any such proxy will be voted for the election of the nominees as to whom authority is not withheld. If a nominee becomes unavailable for any reason before the election, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unavailable. Any vacancy occurring following the election of directors may be filled by the Board of Directors.

NOMINEES FOR ELECTION

         All members of the Board of Directors of the Company will be elected to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and have qualified. All nominees have served as directors of the Company since August 21, 1996, with the exception of
(i) Mr. Waggoner, who has been a director since 1986, (ii) Mr. Damiris, who was appointed by the Board of Directors, effective December 1, 1997, to fill a vacancy and (iii) Mr. Towe, who was recently nominated by the Board of Directors to replace Robert B. Calhoun. The following discussion sets forth information with respect to each nominee for election as a director which has been furnished by each such nominee. For information with respect to Common Stock ownership by nominees, see the table in the section of this Proxy Statement captioned "Principal Stockholders," including the footnotes thereto.

         Frank P. Diassi. Age 64. Mr. Diassi is Chairman of the Company's Board of Directors and is expected to become Chief Executive Officer effective April 1, 1998. He is currently Managing General Partner of The Unicorn Group, L.L.C. ("Unicorn"), a private financial organization. He organized Unicorn in 1981 and has originated investments in over 40 entrepreneurial companies.
Prior to forming Unicorn, Mr. Diassi organized and operated several businesses ranging from chemical distribution to the manufacturing of organic chemicals and detergent products, including being a founding director of Arcadian
Corporation.   Mr. Diassi currently serves as Chairman of the Board of Software
Plus, Inc., a human resource software supplier. In addition, he serves as a director of Mail-Well, Inc. ("Mail-Well"), an envelope manufacturer and commercial printer, and several private companies.

        J. Virgil Waggoner. Age 70. Mr. Waggoner is Vice Chairman of the Company's Board of Directors. Mr. Waggoner served as President and Chief Executive Officer of the Company from 1986 until his retirement in August 1996. From 1950 to 1980, Mr. Waggoner was employed by Monsanto Company ("Monsanto"), last serving as Group Vice President and Managing Director of Monsanto's Plastics and Resins Company. Mr. Waggoner was President of El Paso Products Company, a commodity chemical and plastics company, from 1980 to 1983 and was a self-employed industry consultant from 1983 to 1986. Mr. Waggoner has been on the Board of Directors of Kirby Corporation since July 1983. He is currently President and Chief Executive Officer of JVW Investments, Ltd., a private company.

         Robert W. Roten. Age 63. Mr. Roten spent the first 25 years of his career with Monsanto and served as Vice President for sales and marketing for El Paso Products Company from 1981 to 1983. Mr. Roten was President of Materials Exchange, Inc., a Houston-based petrochemical and plastics marketing firm, from 1983 until 1986. He served as Vice President--Commercial of the Company from August 1986 until September 1991, when he became Vice President--Corporate Development. Mr. Roten became Executive Vice President and Chief Operating Officer of the Company in April 1993 and became President and Chief Executive Officer of the Company in August 1996. Mr. Roten has announced his retirement as Chief Executive Officer of the Company effective April 1, 1998, but intends to continue to serve on the Board of Directors.

         Allan R. Dragone. Age 71. Mr. Dragone is a director of Wellman, Inc., a polyester fibers producer and plastic reclamation company and PM Holding Corporation and its subsidiary, Purina Mills, Inc. (collectively, "Purina Mills"), an animal feed producer. He also served as a director of Arcadian Corporation from 1989 to its sale in 1996, and served as Chairman of the Board thereof from 1989 to 1990. Mr. Dragone was President and Chief Executive Officer of Akzo America, Inc., a chemicals producer, from 1986 through 1989, and was Chairman of the Board of Fiber Industries, Inc. ("Fiber Industries"), a polyester fibers producer, from 1987 to 1989. He was Chairman of the Board of the New York Racing Commission from 1990 to 1995, and currently serves as a trustee thereof.

         John L. Garcia. Age 41. Mr. Garcia has been a Managing Director and Head of the Global Chemical Investment Banking Group with Credit Suisse First Boston Corporation ("CSFB") since 1994 and prior thereto was a Managing Director with Wertheim Schroder & Co. Inc., an investment banking firm. Mr. Garcia also serves as a director of Acetex Corporation, a chemical manufacturing company.

         Frank J. Hevrdejs. Age 52. Mr. Hevrdejs is a principal and President of The Sterling Group, Inc. ("TSG"), which he co-founded in 1982. Mr. Hevrdejs has actively participated in acquisitions of over 40 businesses in the past 15 years. He is Chairman of the Board of First Sterling Ventures Corp., an investment company, Enduro Holdings, Inc., a structural and electrical manufacturing company, and Fibreglass Holdings, Inc., a truck accessory manufacturer. He is also a director of Mail-Well, Purina Mills, and Eagle U.S.A., an air-freight company.

         Hunter Nelson. Age 45. Mr. Nelson is currently a principal with TSG. Prior to joining TSG in 1989, he served as Vice President of Administration and General Counsel of Fiber Industries. Mr. Nelson was previously a partner in the law firm of Andrews & Kurth L.L.P., specializing in general corporate and securities law. Mr. Nelson also serves on the board of Sterling Diagnostic Imaging, Inc. and other private companies.

         George J. Damiris. Age 37. Mr. Damiris has been with Koch Industries, Inc. and its affiliates (collectively "Koch") since 1989, currently serving as Vice President of Koch Ventures, Inc. He was Executive Vice President of Koch's refining group from 1996 to 1997, Vice President of Koch's chemical group from 1995 to 1996 and served as President of Koch's gas services group from 1994 to 1995. Mr. Damiris started Koch's international chemicals trading business in 1992 as Vice President of Koch Supply and Trading. From 1989 through 1992 Mr. Damiris was the Business Development Manager of Koch's petroleum group. Prior to joining Koch, he held various positions in British Petroleum's refining and chemicals divisions.

         Rolf H. Towe. Age 59. Mr. Towe has served as Senior Managing Director of The Clipper Group, L.P., since its formation in 1991 and is Vice President of Clipper Asset Management, Inc. He was the Chairman of Executive

Partner Limited, an executive consulting firm, from 1989 to 1995. Earlier in his career, he held various management positions over a period of nearly 20 years in Union Carbide Corporation, a multinational chemicals and plastics manufacturer. Mr. Towe also serves as a director of American Heritage Life Insurance Company, Sealy Corporation, a leading bedding manufacturer, TravelCenters of America, Inc., a nationwide operator and franchiser of auto and truck travel centers, and several private companies.

INFORMATION CONCERNING OPERATION OF THE BOARD OF DIRECTORS

         In order to facilitate the functions of the Board of Directors, the Board of Directors has created various committees including an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee.

         Audit Committee. The members of the Audit Committee are Hunter Nelson (Chairman), J. Virgil Waggoner and George J. Damiris (who became a member of the Audit Committee on December 10, 1997). The functions of the Audit Committee include the following: making recommendations to the Board of Directors concerning the selection and termination of the Company's auditor; reviewing the auditor's compensation and the scope and proposed terms of its engagement as well as the nature and effect of any non-audit services provided; reviewing the auditor's independence; considering the range of audit and non-audit fees and, in consultation with the auditor, the adequacy of the Company's internal financial controls; serving as a channel of communication between the auditor and the Board of Directors; reviewing the results of each audit, including any qualifications in the auditor's opinion and any related management letter; reviewing the Company's annual financial statements and any significant issues that arose in connection with the preparation of those financial statements; reviewing major issues regarding accounting practices; considering major changes and other questions regarding the Company's auditing and accounting principles and practices to be followed when preparing the Company's financial statements; reviewing the procedures employed by the Company in preparing published financial statements; and performing such other functions as may be necessary or appropriate in the efficient discharge of the aforementioned duties. In the event the Company appoints an internal auditing executive, the Audit Committee would also review the appointment, function and performance of such internal auditor.

         Compensation Committee. The members of the Compensation Committee are Frank J. Hevrdejs (Chairman), Allan R. Dragone and Robert B. Calhoun (who will be replaced by Mr. Towe assuming Mr. Towe's election as a director). The functions of the Compensation Committee are to establish remuneration levels for officers of Holdings and its subsidiaries, review significant employee benefit programs and establish and administer executive compensation programs (including bonus plans, stock option and other equity-based programs, deferred compensation plans and other cash or stock incentive programs); establish, from time to time, the annual fees to be paid to each director of the Company and each of its subsidiaries and the fees to be paid to each director of the Company and each of its subsidiaries in connection with the attendance by such director at meetings of the relevant Board of Directors or committee thereof; at the Company's expense, to retain and consult with such professional advisors and other experts as the Compensation Committee shall deem necessary or appropriate in connection with the performance of its duties and the exercise of its authority and powers; and perform such other functions as may be necessary or appropriate in the efficient discharge of its duties.

         During the year ended September 30, 1997, the Board of Directors held 8 meetings, the Audit Committee held 5 meetings and the Compensation Committee held 3 meetings. With the exception of Mr. Calhoun, no director attended fewer than 75% of director meetings or of meetings of committees on which such director served.

COMPENSATION OF DIRECTORS

         Non-employee directors of the Company are paid a fee of $2,500 per quarter ($5,000 for the Vice Chairman) and an attendance fee of $1,000 for each meeting of the Board of Directors ($400 for telephonic meetings lasting 30
minutes or more).   Committee members of the Board of Directors are paid $700
for each committee meeting ($1,400 for committee chairmen). In addition, pursuant to the terms of the 1997 Nonqualified Stock Option Plan, each non-employee director receives annual automatic grants of options to purchase 1,000 shares of Common Stock (2,000 shares for the Vice Chairman) effective October 1 each year. Members of the Board of Directors who are employees of the Company or its subsidiaries do not receive a fee for their services as directors. All directors are reimbursed for travel expenses for their services as directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

         During fiscal 1997, the Compensation Committee (the "Committee") consisted of the following non-employee members of the Company's Board of
Directors: Frank J. Hevrdejs (Chairman), Allan R. Dragone and Robert B. Calhoun. The Committee meets regularly throughout the year to review general compensation issues and determine the compensation of all officers and other key employees of the Company and its subsidiaries. The Committee's role is to discharge the compensation responsibilities of the Board of Directors. In this connection, the Committee recommends and administers those employee benefit plans that provide benefits to the executive officers.

         The Committee's overall policy regarding compensation of the Company's executive officers is to provide salary levels and compensation incentives that (i) attract, motivate and retain talented and productive executives, (ii) recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality, and (iii) support both the short-term and the long-term goals of the Company. The Committee believes this approach ensures an appropriate link between the compensation of the Company's executives and the accomplishment of Company goals that coincide with shareholder objectives.

         In order to develop a competitive compensation program for officers and key employees, the Company has obtained compensation review data prepared
by independent compensation consultants.   For comparison purposes, the
Committee defines the marketplace by comparing the Company to a group of chemical and allied products corporations. A select group of non-chemical companies chosen for size and performance comparability to the Company was used as a secondary source of comparison. The compensation peer group is not the same as the S&P Chemicals Index which appears in the Stock Performance Graph because the Committee believes that the Company does not compete with many of the corporations that are included in such index.

         The Company's executive compensation program consists of a base salary, short-term incentive compensation and long-term incentive compensation. The Committee's goal is to set base salaries at or below competitive market rates of comparable companies, while setting long-term incentive gain opportunity, linked to Company financial performance, above competitive market rates. The Committee believes focusing executive compensation on variable incentive pay will allow the Company to meet its performance goals and enhance shareholder value.

         Base Salary.  The Committee periodically reviews base salaries for all
executive officers.   Generally, base salaries are determined according to the
individual executive's experience level, job classification level and performance. As indicated above, the Committee sets a target range for base salaries at or below that of the competitive market based upon information compiled by its compensation consultants.

         Short-Term Incentive Compensation. In January 1997, the Board of Directors, upon recommendation of the Committee, approved the establishment of a Profit Sharing Plan designed to benefit all executive officers and qualified employees, and a Bonus Plan providing for annual bonuses to executive officers and key employees based on the Company's annual financial performance. The Company must meet certain threshold financial performance levels before awards are made under either plan. For fiscal 1997, no bonuses were earned or paid.


---------------
(1) Notwithstanding Securities and Exchange Commission ( SEC ) filings by the Company that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, the Board of Directors Compensation Committee Report on Executive Compensation shall not be incorporated by reference into such filings and shall not be deemed to be filed with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

         Long-Term Incentive Compensation. In April 1997, the Board of Directors, upon recommendation of the Committee, but subject to shareholder approval at the 1998 Annual Meeting, approved the establishment of the Omnibus Plan. See "Proposal No. 3." Under the Omnibus Plan, the Committee may grant to executive officers and key employees incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, performance awards and phantom stock awards. The terms and amounts of the awards are determined by the Committee in accordance with the Omnibus Plan. During fiscal 1997, awards under the Omnibus Plan consisted solely of non-qualified stock options granted for an aggregate of 260,252 shares of the Company's Common Stock. The Committee determines the number of options to be granted to an individual executive based upon a variety of factors, including the individual's job classification level, the extent to which his base salary is below industry levels and his present and potential contributions to the Company's success.

         Chief Executive Officer Compensation. In January 1997 Mr. Roten's base salary per annum was adjusted to $240,000, representing an increase of $26,250 over his 1996 base salary rate. The adjustment occurred in Mr. Roten's salary as a result of his promotion to President and CEO of the Company.
Based upon information compiled by its compensation consultants, the Committee believes that Mr. Roten's 1997 salary, as adjusted, was below the mid-point
salary paid to similar individuals in the competitive market.   Mr. Roten was
also awarded non-qualified stock options with respect to 38,942 shares of the Common Stock of the Company pursuant to the Omnibus Plan, all with an exercise price of $12.00.

         Tax Treatment. The Committee considers the anticipated tax treatment of the Company's executive compensation program. Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to executive officers to $1 million, unless certain conditions are met. The Company's policy is to qualify all executive compensation for deduction under applicable tax laws to the maximum extent possible. As the fiscal 1997 compensation subject to the $1 million threshold of Section 162(m) for each of the Named Executive Officers was below such threshold, the Committee believes the requirements of Section 162(m) will not affect the tax deductions available to the Company in connection with its executive compensation for the 1997 fiscal year.

                            The Compensation Committee of the Board of Directors

                                                    Frank J. Hevrdejs (Chairman)
                                                                Allan R. Dragone
                                                               Robert B. Calhoun

COMPENSATION OF EXECUTIVE OFFICERS

         Set forth below is information regarding compensation arrangements and benefits paid or made available to (i) the Chief Executive Officer and (ii) the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for the three fiscal years ended September 30, 1997. Compensation during such fiscal years included participation in certain stock option, SAR and other benefit plans sponsored by the Company or its subsidiaries that were terminated in connection with the Company's August 1996 recapitalization (the "Recapitalization").

                                                                               LONG-TERM
                                                  ANNUAL                     COMPENSATION
                                             COMPENSATION (1)                   AWARDS
                                        -------------------------- ---------------------------------
                                                                     RESTRICTED      SECURITIES
                                                                       STOCK         UNDERLYING         ALL OTHER
   NAME AND PRINCIPAL POSITION    YEAR  SALARY (2)    BONUS (3)       AWARD(S)         OPTIONS        COMPENSATION
 ------------------------------ ------- ----------- -------------- ------------- -------------------  --------------
 Robert W. Roten . . . . . . .  1997    $ 231,250   $    -0-             -0-           38,942          $  3,247(4)
  President and Chief           1996      205,000    105,313             -0-              -0-             9,403
  Executive Officer             1995      205,000    266,394             -0-           20,000             9,364

 Frank P. Diassi . . . . . . .  1997      334,231        -0-             -0-           63,492             4,693(4)
  Chairman of the Board of
  Directors

 Robert N. Bannon  . . . . . .  1997      195,000        -0-             -0-           25,396             1,123(4)
  Vice President--Operations,   1996      180,000     92,469             -0-              -0-             8,462
  President--Petrochemicals     1995      180,000    233,906             -0-           15,000             9,045
  Division

 Richard K. Crump  . . . . . .  1997      187,500        -0-             -0-           20,106             1,080(4)
  Vice President--              1996      180,000     92,469             -0-              -0-             8,462
  Strategic Planning            1995      180,000    233,906             -0-           15,000             9,045

 Jim P. Wise (6) . . . . . . .  1997      187,500        -0-             -0-           18,766            12,042(5)
  Vice President--Finance and   1996      180,000     92,469             -0-              -0-           204,255(7)
  Chief Financial Officer       1995      180,000    413,906(8)      186,975           12,500             1,620

_________________________

(1) No Named Executive Officer received any perquisites and other personal benefits the aggregate amount of which exceeded the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the relevant fiscal year in the Summary Compensation Table.
(2) Includes amounts deferred under the Company's 401(k) Savings and Investment Plan.
(3)        Paid pursuant to the Company's Profit Sharing Plan.
(4) Consists of premiums for group term life insurance paid by the Company.
(5) Consists of premiums for group term life insurance paid by the Company of $1,080, and compensation for unused vacation time of $10,962 paid upon Mr. Wise's resignation as an officer of the Company.
(6)        Mr. Wise resigned from the Company effective September 30, 1997.
(7) Includes $198,247 paid upon consummation of the Recapitalization pursuant to a change of control provision of Mr. Wise's employment agreement. Such agreement was terminated in connection with the Recapitalization.
(8) In addition to payments pursuant to the Company's Profit Sharing Plan, this amount includes an additional $90,000 in cash and the value of 12,000 shares of restricted Common Stock awarded to Mr. Wise. The fair market value of such restricted Common Stock was $8.13 per share.

             Option Grants in Last Fiscal Year. The following sets forth certain information relating to options granted in fiscal1997 to purchase shares of Common Stock of the Company. Such grants were made under the Omnibus Plan, and are subject to the ratification and approval of the Omnibus Plan at the Annual Meeting. See "Proposal No. 3."



                                                 Percent of                                    Potential Realizable Value
                                  Number of        Total                                         at Assumed Annual Rates
                                  Securities      Options                                      of Stock Price Appreciation
                                 Underlying      Granted to     Exercise                             for Option Term (3)
                                  Options       Employees in    Price (1)                     -------------------------------
                                 Granted (#)    Fiscal Year     Per Share   Expiration Date      0%       5%           10%
                                ------------    -----------     ---------   ---------------    ------  ---------   ----------
  Robert W. Roten . . . . . .    38,942           15.0%           $12.00    January 1, 2007     $-0-    $275,094   $  686,999
  Frank P. Diassi . . . . . .    63,492           24.4%            12.00    January 1, 2007      -0-    448,520     1,120,100
  Robert N. Bannon  . . . . .    25,396            9.8%            12.00    January 1, 2007      -0-    179,402       448,026
  Richard K. Crump  . . . . .    20,106            7.7%            12.00    January 1, 2007      -0-    142,033       354,702
  Jim P. Wise (4) . . . . . .    18,766            7.2%            12.00    January 1, 2007      -0-    132,567       331,062

_________________________

(1) Options were granted at 100% of fair market value on the date of grant.
(2) The options granted on July 7, 1997 vest in increments of 20% per year beginning January 1, 1998.
(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from July 7, 1997 (the date of grant of the options awarded) to January 1, 2007 (the date of expiration of such options) of 0%, 5% and 10%.
         Based on these assumed annual rates of stock price appreciation of 0%, 5% and 10%, respectively, the Company's stock price at January 1, 2007 is projected to be $12.00, $19.07 and $29.68, respectively. These assumptions are not intended to forecast future appreciation of the Company's stock price. The Company's stock price may increase or decrease in value over the time period set forth above. Optionees will not realize value under their option grants without stock price appreciation which will benefit all stockholders. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.
(4) The options granted to Mr. Wise during fiscal 1997 terminated upon his resignation, which was effective on September 30, 1997.

         Aggregate Year-end Option Values. The following table provides information on the value of the Named Executive Officers' unexercised options at September 30, 1997. There were no exercises of options or SARs during fiscal 1997 by any of the Named Executive Officers, and no such officer held SARs at September 30, 1997.

                                                                 NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                      OPTIONS AT                OPTIONS/SARS AT
                                                                  SEPTEMBER 30, 1997          SEPTEMBER 30, 1997
                                                           ----------------------------     -------------------------
                                                           EXERCISABLE    UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
                                                           -----------    -------------     ----------- -------------
     Robert W. Roten . . . . . . . . . . . . . . . . . .        --            38,942            $--      $ 9,736
     Frank P. Diassi . . . . . . . . . . . . . . . . . .        --            63,492              -       15,873
     Robert N. Bannon  . . . . . . . . . . . . . . . . .        --            25,396             --        6,349
     Richard K. Crump  . . . . . . . . . . . . . . . . .        --            20,106             --        5,027
     Jim P. Wise (1) . . . . . . . . . . . . . . . . . .        --            18,766             --        4,692

_________________________

(1) The options granted to Mr. Wise during fiscal 1997 terminated upon his resignation, which was effective on September 30, 1997.

         Pension Plans.

         The Company maintains a defined benefit Salaried Employees' Pension Plan (the "Pension Plan") covering substantially all salaried employees, including the Named Executive Officers. Pension costs are borne solely by the Company and determined annually on an actuarial basis with contributions made accordingly. The pension benefits payable under the Pension Plan for individuals hired by Monsanto (from which the Company acquired its Texas City, Texas petrochemical plant (the "Texas City Plant")) prior to April 1, 1986 are based on such individual's vested percentage times years of service multiplied by 1.4% of Average Earnings (as defined below). Individuals hired by Monsanto on or after April 1, 1986 and other individuals hired by the Company receive a pension payable under the

Pension Plan based on such individual's vested percentage times years of service multiplied by 1.2% of Average Earnings. Average Earnings excludes, among other things, amounts received under the Company's Profit Sharing Plan and is generally defined as the greater of (i) average compensation received during the highest three of the final five calendar years of employment or (ii) average compensation received during the final 36 months of employment.

         For those Company employees who were (i) employed by the Company prior to October 1, 1986, (ii) previously employed by Monsanto and (iii) accruing a Monsanto pension plan benefit, the Company recognizes Monsanto pension plan years of service offset by any vested benefit under the Monsanto pension plan. For those Company employees as of August 21, 1992 who were (i) previously employed by Albright & Wilson based in the United States and (ii) participants in the Tenneco, Inc. Retirement Plan, the Company recognizes Tenneco, Inc. Retirement Plan years of service offset by any vested benefit under that plan.

         For those Company employees as of January 31, 1997 who (i) were previously employed by Cytec Industries, Inc. ("Cytec") and (ii) elect to retire from the Company on or before January 31, 1999, the Company supplements the standard pension payable such that the employee's total combined pension from the Company and from the Cytec Nonbargaining Employees' Retirement Plan equals the amount the employee would have received had he or she remained an employee of Cytec until retirement.

         The following table ("Table A") illustrates the aggregate of the annual normal retirement benefits payable under the Pension Plan, Equalization Plan and Supplemental Plan (as defined below) based on 1.4% of Average Earnings, without reduction for any offset amounts.

                                                                               YEARS OF SERVICE
                                                                  -------------------------------------------
 AVERAGE EARNINGS                                                    10          20         30          40
 ----------------                                                 --------   ---------   --------   ---------
 $   50,000  . . . . . . . . . . . . . . . . . . . . . . . . .    $  7,000   $  14,000   $ 21,000   $  28,000
    100,000  . . . . . . . . . . . . . . . . . . . . . . . . .      14,000      28,000     42,000      56,000
    150,000  . . . . . . . . . . . . . . . . . . . . . . . . .      21,000      42,000     63,000      84,000
    200,000  . . . . . . . . . . . . . . . . . . . . . . . . .      22,400      44,800     67,200      89,600
    250,000  . . . . . . . . . . . . . . . . . . . . . . . . .      22,400      44,800     67,200      89,600
    300,000  . . . . . . . . . . . . . . . . . . . . . . . . .      22,400      44,800     67,200      89,600
    350,000  . . . . . . . . . . . . . . . . . . . . . . . . .      22,400      44,800     67,200      89,600
    400,000  . . . . . . . . . . . . . . . . . . . . . . . . .      22,400      44,800     67,200      89,600

        The following table illustrates the annual normal retirement benefits payable under the Pension Plan based on 1.2% of Average Earnings, without reduction for any offset amounts. Such benefit levels assume retirement at age 65, the years of service shown, continued existence of the Pension Plan, Equalization Plan and Supplemental Plan without substantial change and payment in the form of a single life annuity.

                                                                               YEARS OF SERVICE
                                                                  -------------------------------------------
 AVERAGE EARNINGS                                                    10          20         30          40
 ----------------                                                 --------   ---------   --------   ---------
 $   50,000  . . . . . . . . . . . . . . . . . . . . . . . . .    $  6,000   $  12,000   $ 18,000   $  24,000
    100,000  . . . . . . . . . . . . . . . . . . . . . . . . .      12,000      24,000     36,000      48,000
    150,000  . . . . . . . . . . . . . . . . . . . . . . . . .      18,000      36,000     54,000      72,000
    200,000  . . . . . . . . . . . . . . . . . . . . . . . . .      19,200      38,400     57,600      76,800
    250,000  . . . . . . . . . . . . . . . . . . . . . . . . .      19,200      38,400     57,600      76,800
    300,000  . . . . . . . . . . . . . . . . . . . . . . . . .      19,200      38,400     57,600      76,800
    350,000  . . . . . . . . . . . . . . . . . . . . . . . . .      19,200      38,400     57,600      76,800
    400,000  . . . . . . . . . . . . . . . . . . . . . . . . .      19,200      38,400     57,600      76,800

         The benefits under the Pension Plan are computed by multiplying Average Earnings by credited years of service times the respective percentages referred to above. The benefits payable under the Pension Plan are not reduced by any benefits payable under Social Security or other offset amounts. The benefits payable to Table A participants are reduced by the amount of pension benefits to which participants may be entitled under Monsanto's pension plan. The number of credited years of service of each of the named executive officers are as follows: Frank P. Diassi--1 year;

Robert W. Roten--36 years; Richard K. Crump--11 years; and Robert N. Bannon--26 years. Mr. Roten has announced his retirement as an employee of the Company effective April 1, 1998 and Mr. Bannon has announced his resignation effective January 31, 1998. As a result of his resignation on September 30, 1997, Mr. Wise will not be eligible for benefits under the Pension Plan.

         Pension Benefit Equalization Plan. The Company maintains the Sterling Chemicals, Inc. Pension Benefit Equalization Plan (the "Equalization Plan"). The Equalization Plan provides additional benefits to employees whose retirement benefits under the Pension Plan are reduced, curtailed or otherwise limited as a result of certain limitations under the Internal Revenue Code of 1986, as amended (the "Code"). The additional benefits provided by the Equalization Plan are in an amount equal to the benefits under the Pension Plan which are reduced, curtailed or limited by reason of the application of such limitations. All employees who participate in the Pension Plan are eligible to participate in the Equalization Plan. Benefits have been paid to participants under the Equalization Plan and such benefits are generally payable at the time, and in the manner, benefits are payable under the Pension Plan.

         Supplemental Employee Retirement Plan. The Company maintains the Sterling Chemicals, Inc. Supplemental Employee Retirement Plan (the "Supplemental Plan"). The Supplemental Plan also provides additional benefits to certain employees whose retirement benefits under the Pension Plan are reduced, curtailed or otherwise limited because such employee's annual compensation is in excess of $160,000 or because certain Social Security integration benefits were removed from the Pension Plan. The additional benefits provided by the Supplemental Plan are in an amount equal to the benefits under the Pension Plan which are reduced, curtailed or limited by reason of the applications of such limitations. Only those employees who are a part of management or are "highly compensated" and are subject to limitations on Pension Plan benefits imposed by the Code may participate in the Supplemental Plan. Benefits have been paid to participants under the Supplemental Plan and such benefits are generally payable at the time, and in the manner, benefits are payable under the Pension Plan.

         Assuming retirement at age 65, or after five years of service, if later, and the continuation of their current levels of base salary until such retirement, as of September 30, 1997, total retirement benefits under the Equalization Plan and/or the Supplemental Plan payable to Messrs. Diassi and Crump will be $18,000 and $56,804 per year, respectively, reduced by the value of the benefits payable under the Pension Plan, which are $9,600 and $47,835 per year, respectively. Mr. Roten has announced his retirement as an employee of the Company effective April 1, 1998. Assuming his retirement, the total retirement benefits under the Equalization Plan and the Supplemental Plan payable to Mr. Roten will be $91,947 per year, reduced by $60,122.28 of benefits payable under the Pension Plan.

Termination Pay Plan.

         On April 24, 1996, the Company adopted a Consolidated Termination Pay Plan for All Salaried Employees of the Company and its Subsidiaries, which supersedes and replaces all prior termination pay plans. The Consolidated Termination Pay Plan was amended and restated on May 20, 1996 and further amended on August 19, 1996 (as amended, the "Consolidated Plan"). Each of the Named Executive Officers, with the exception of Frank P. Diassi, is covered by the Consolidated Plan. The Recapitalization constituted a "change of control" under the Consolidated Plan and thus triggered the running of a 24-month "Protection Period" under the Consolidation Plan.

         As amended, the Consolidated Plan will terminate on August 19, 1998 and would provide benefits to any full-time salaried employee of the Company who is terminated for any reason (other than the employee's death or disability, resignation or retirement or termination for cause), or if such employee is requested to accept a new job which is less than equivalent to his or her job immediately prior to the Recapitalization in terms of compensation, job level, job responsibilities or credits, then such employee shall be entitled to receive termination pay. Such an event giving rise to termination pay under the plan is defined as a "Triggering Event." No payments are currently expected to be made under the Consolidation Plan.

         The termination pay payable to any eligible employee following a Triggering Event is equal to 36 months' pay (for certain members of senior management, including the Named Executive Officers), or 24 months' pay (for all other salaried employees) (the relevant period being referred to as such employee's "Termination Pay Period") at the employee's base pay rate in effect at the time of the Recapitalization, and is payable as and when such base salary would otherwise have been payable to such employee if such employee had not been terminated. An affected employee is to receive continued health benefits for the Termination Pay Period, and an amount equal to the projected amount of profit sharing that would have been received by the affected employee under the Company's Amended and Restated Salaried Employees' Profit Sharing Plan during the Termination Pay Period.

         Other amounts payable upon a Triggering Event include benefits accrued under the Company's Amended and Restated Savings and Investment Plan (the "Savings Plan"), the Pension Plan, the Supplemental Plan or the Equalization Plan, or any similar plan in effect for Canadian employees, which would be forfeited by the employee due to the Triggering Event. The Consolidated Plan also provides for outplacement services and gross-up payments for any excise tax imposed by Section 4999 of the Code or any interest or penalty thereon.

         Assuming that Messrs. Roten, Crump and Bannon were entitled to receive payments under the Consolidated Plan as of September 30, 1997, and assuming projected profit sharing amounts of zero for the Termination Pay Period, such payments would have totaled $615,000, $540,000 and $540,000, respectively. The resignation of Mr. Wise did not trigger benefits to him under the Consolidated Plan.

CERTAIN TRANSACTIONS

         The holders of 6,471,952 shares of Common Stock, representing approximately 52% of the outstanding Common Stock, have entered into an Amended and Restated Voting Agreement dated January 22, 1997 (the "Voting Agreement"). The parties to the Voting Agreement are Frank P. Diassi, Frank J. Hevrdejs and Hunter Nelson, each a director of the Company, and William C. Oehmig, Susan O. Rheney (Trustee of The Rheney Living Trust), Koch Capital Services, Inc. (formerly known as Koch Equities Inc.) ("Koch Capital"), affiliates of Clipper Capital Partners, L.P. (collectively, "The Clipper Group"), FSI No. 2 Corporation (a wholly owned subsidiary of Fayez Sarofim & Co.), Olympus Growth Fund II, L.P. ("Olympus Growth"), Olympus Executive Fund, L.P. ("Olympus
Executive") and CSFB.   The Voting Agreement provides for each of such parties
to vote shares of Common Stock owned or subsequently acquired by such parties in favor of a nominee to the Board of Directors of the Company to be selected by each of Koch Capital and The Clipper Group. George J. Damiris is the current designee of Koch Capital and Robert B. Calhoun is the current designee of The Clipper Group (Mr. Calhoun will be replaced by Rolf H. Towe assuming Mr. Towe's election as a director). The rights of Koch Capital and The Clipper Group to select a nominee under the Voting Agreement are terminated in the event their ownership of Common Stock represents less than 5% of the total outstanding shares of Common Stock.

         The holders of 8,999,866 shares of Common Stock, representing approximately 73% of the outstanding Common Stock, are parties to a Stockholders Agreement and a Tag-Along Agreement. The Stockholders Agreement restricts transfer of shares of Common Stock held by such stockholders (with certain exceptions) unless such shares are first offered to the Company's employee stock ownership plan (the "ESOP"), second to the Company and finally to other stockholders party to the agreement. In addition, the agreement restricts the ability of any stockholder who is a party to the agreement to initiate a disposition of a control position in the Company without first complying with the right of first refusal provisions. The Tag-Along Agreement provides that if any of the parties thereto propose to transfer, sell or otherwise dispose of an aggregate of 51% or more of the Common Stock issued and outstanding at the time of such transfer, all other holders of Common Stock will have the right to participate in such transfer on a pro rata basis and on the same terms and conditions.

         In connection with the Recapitalization, the Company and TSG entered into an agreement (the "Consulting Agreement"), which provides that if the Company or any of its subsidiaries determines prior to April 23, 1998 to dispose of or acquire any assets or businesses or to offer its securities for sale or to raise any debt or equity financing, the Company or such subsidiary will retain TSG as a consultant with respect to the transaction, provided that TSG's fees are competitive and the Company and TSG mutually agree on the terms of the engagement, and the Company will indemnify TSG against liabilities relating to their services. Pursuant to the Consulting Agreement, the Company has paid to TSG consulting and advisory fees of approximately $0.7 million in connection with the Company's July 1997 acquisition of the assets of Saskatoon Chemicals, Ltd. (the "Saskatoon Acquisition"), and approximately $1.1 million in connection with the Company's January 1997 acquisition of the acrylic fibers business of Cytec.

         Mr. Frank J. Hevrdejs, a director of the Company, was a founder and is a principal of TSG and Hunter Nelson, also a director of the Company, is a principal of TSG. Mr. Frank P. Diassi, Chairman of the Company's Board of Directors, Mr. J. Virgil Waggoner, Vice Chairman of the Company's Board of Directors, Robert W. Roten, Chief Executive Officer and a director of the Company, and Richard K. Crump, Vice President--Strategic Planning of the Company, have previously co-invested with principals of TSG in several transactions.

         CSFB served as the lead Initial Purchaser for the April 1997 private placement of $150,000,000 of 11 1/4% Senior Subordinated Notes Due 2007 of Sterling Chemicals, Inc., the Company's wholly owned operating subsidiary, for which CSFB received net compensation of approximately $1.0 million. In connection with the Recapitalization, CSFB served as managing underwriter for the public offering of certain of the Company's debt securities and provided certain financial advisory services to the Company, for which CSFB received underwriting discounts and commissions and financial advisory fees totaling approximately $17 million. John L. Garcia, a director and stockholder of the Company, is a Managing Director of CSFB.

         In connection with the Saskatoon Acquisition, Clipper Capital Associates, Inc. ("Clipper"), a member of The Clipper Group, and Olympus Partners, an affiliate of Olympus Growth and Olympus Executive ("Olympus"), acted as placement agents for a private placement of approximately $7.3 million of units, consisting of Series B Preferred Stock and warrants to purchase Common Stock of the Company ("Units"), for which they received a total fee of $0.1 million. In addition, Clipper and Olympus purchased approximately 30% and 29%, respectively, of the Units in the private placement.

         Since October 1, 1991, the Company and certain affiliates of Koch Industries have had ongoing commercial relationships in the ordinary course of business, including, from time to time, supply of raw materials or sales of petrochemicals and transportation of natural gas. For the fiscal year ended September 30, 1997, (i) product sales to and raw material purchases from Koch Chemical, an indirect wholly owned subsidiary of Koch Industries; (ii) payments to John Zink Company, an indirect wholly owned subsidiary of Koch Industries, in consideration for certain contracting and construction services performed at the Texas City Plant; and (iii) payments to Koch Gateway Pipeline Company for the transportation of natural gas to the Company's acrylic fiber plant through a pipeline in which it is a partner, each represented less than 1% of the Company's revenues.

                               PERFORMANCE GRAPH

         The following Stock Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for a five-year period with the cumulative total return of the Standard & Poor's Stock Index and the Standard & Poor's Chemicals Index. The graph assumes $100 was invested on September 30, 1992 in the Company's Common Stock, the S&P 500 Index and the S&P Chemicals Index and that dividends were reinvested.

         In connection with the Recapitalization, the Common Stock was delisted from the New York Stock Exchange and is now included in the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. The Company believes that the delisting combined with the reductions in the number of shares of Common Stock outstanding and the number of record holders of Common Stock has significantly reduced the liquidity of the trading market for the Common Stock.

         There can be no assurance as to future trends in the cumulative total return of the Company's Common Stock or of the following indices. The Company does not make or endorse any predictions as to future stock performance.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       BASED ON $100 INVESTED ON SEPTEMBER 30, 1992 IN STOCK OR INDEX -
                     INCLUDING REINVESTMENT OF DIVIDENDS.
                       FISCAL YEAR ENDING SEPTEMBER 30.

                                   [GRAPH]



                        SEP-92   SEP-93   SEP-94   SEP-95   SEP-96   SEP-97
                        ------   ------   ------   ------   ------   ------
STERLING CHEMICALS      100       92      343      209      311      311
HOLDINGS, INC.

S & P 500               100      108      117      152      183      257

S & P CHEMICALS         100      113      142      188      217      284

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of December 8, 1997, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer (other than Mr. Wise, who was no longer an officer of the Company as of such date), and (iv) all of the directors and executive officers as a group. In addition, an aggregate of 640,662 shares of Common Stock are held by the ESOP on behalf of the employees of the Company, including certain of the Company's executive officers, representing approximately 5% of the outstanding Common Stock, of which 48,694 shares have been allocated to employees' accounts to date. These shares are held of record by Merrill Lynch & Co. Incorporated ("Merrill Lynch"), as trustee, who disclaims beneficial ownership of such shares. Merrill Lynch exercises sole power to vote the shares of Common Stock held by the ESOP until such time as shares are allocated to the account of an employee, who then has sole power to vote his respective ESOP shares. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. The information is based upon information furnished to the Company by each individual or entity named below.

                                                                                         COMMON STOCK
                                                                              ----------------------------------
                                                                                    NUMBER OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                              SHARES          PERCENT
----------------------------------------                                      ----------------------------------
Frank P. Diassi . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      661,509  (2)(3)       5.3%
J. Virgil Waggoner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      412,306  (4)          3.3
Robert B. Calhoun . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,142,104  (5)         17.3
Allan R. Dragone  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       58,385  (6)           *
John L. Garcia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37,757  (7)           *
George J. Damiris  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,133,716  (8)          9.2
Frank J. Hevrdejs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      865,886  (2)(9)       7.0
Hunter Nelson . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       63,758  (2)(10)       *
Rolf H. Towe  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,063,204  (11)        16.7
Robert W. Roten . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      174,588  (12)         1.4
Robert N. Bannon  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16,757  (13)          *
Richard K. Crump  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       48,741  (14)          *
Clipper Capital Associates, Inc.  . . . . . . . . . . . . . . . . . . . . . .    2,063,204  (2)(15)     16.7
Koch Industries, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,133,716  (2)(16)      9.2
Fayez Sarofim & Co. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      654,548  (2)(17)      5.3
Olympus Growth Fund II, L.P.  . . . . . . . . . . . . . . . . . . . . . . . .      678,770  (2)(18)      5.5
Olympus Executive Fund, L.P.  . . . . . . . . . . . . . . . . . . . . . . . .        7,926  (2)(19)       *
All executive officers and directors of the Company as a group (13 persons) .    5,648,001  (20)        45.5

_________________________

*        Less than 1%
(1) Unless otherwise noted, the mailing address of each such beneficial owner is 1200 Smith Street, Suite 1900, Houston, Texas 77002-4312.
(2) Each of such stockholders is a party to the Voting Agreement. See "Certain Transactions." Other parties to the Voting Agreement include William C. Oehmig, who beneficially owns 361,772 shares of Common Stock, and the Rheney Living Trust (Susan O. Rheney and Clarke Rheney, Trustees), which beneficially owns 48,307 shares of Common Stock. The parties to the Voting Agreement may be deemed to be members of a "group" within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, and accordingly may be deemed to have beneficial ownership of all of the shares of

         Common Stock subject to the Voting Agreement. An aggregate of 6,471,952 shares of Common Stock, representing 52% of the outstanding Common Stock, are subject to the Voting Agreement. However, each party to the Voting Agreement expressly disclaims membership in such group and beneficial ownership of such shares of Common Stock, other than shares identified herein as beneficially owned by such party.
(3) Includes (i) 20,000 shares held as Trustee of the Gabrielle Diassi Trust, (ii) 40,000 shares held as Trustee of the Diassi Children's Trust, (iii) 10,000 shares held by Mr. Diassi's wife, (iv) 166 shares held by Merrill Lynch, as Trustee of the ESOP, and allocated to Mr. Diassi's account, and (v) 12,699 shares subject to Options.
(4) Of such shares, 6,000 represent shares subject to options granted by the Company that are currently exercisable. The remainder represent shares owned by the Waggoner Investment Partnership, Ltd., a family limited partnership of which Mr. Waggoner is the managing general partner and a limited partner and of which Mr. Waggoner's wife is both a general partner and a limited partner. Mr. Waggoner disclaims beneficial ownership of the Holdings Common Stock owned by such partnership except to the extent of his pecuniary interest therein.
(5) Mr. Calhoun is the sole stockholder of Clipper and Curacao, and as such may be deemed to have beneficial ownership of shares of Common Stock beneficially owned by Clipper Associates, Clipper I, Clipper II, Clipper III and Clipper IV, each of which is defined and discussed below in footnote 15. In addition, Mr. Calhoun may be deemed to have beneficial ownership of shares of Common Stock beneficially owned by CS First Boston Merchant Investments 1995/96, L.P. ("CSFB Investments"), a Delaware limited partnership principally engaged in making investments. CSFB Investments may be deemed to directly beneficially own 75,900 shares of Common Stock. Mr. Calhoun's beneficial ownership also includes 3,000 shares subject to options granted by the Company that are currently exercisable.
(6) Includes 3,000 shares subject to options granted by the Company that are currently exercisable.
(7) Of such shares, 3,000 represent shares subject to options granted by the Company that are currently exercisable. The remainder are held by Clipper Capital Associates, L.P. ("Clipper Associates"), under a nominee agreement pursuant to which Clipper Associates exercises sole voting and dispositive power with respect to such shares.
(8) Represents shares held by Koch Capital, a wholly owned subsidiary of Koch Industries, with respect to which, as Vice President of Koch Ventures, Inc., Mr. Damiris may be deemed to have beneficial ownership. Mr. Damiris disclaims beneficial ownership of such shares.
(9) Includes 1,990 shares owned by Mr. Hevrdejs' wife and 3,000 shares subject to options granted by the Company that are currently exercisable.
(10) Includes 3,000 shares subject to options granted by the Company that are currently exercisable.
(11) Represents shares held by The Clipper Group with respect to which Mr. Towe, as Senior Managing Director of The Clipper Group, L.P. and Vice President of Clipper Asset Management, Inc., may be deemed to have beneficial ownership. Mr. Towe disclaims beneficial ownership of such shares.
(12) Includes 36,972 shares held by Merrill Lynch, as Trustee of the ESOP, and allocated to Mr. Roten's account, and 7,789 shares subject to options granted by the Company that are exercisable within 60 days.
(13) Includes 8,499 shares held by Merrill Lynch, as Trustee of the ESOP, and allocated to Mr. Bannon's account, and 5,080 shares subject to options granted by the Company that are exercisable within 60 days.
(14) Includes 7,644 shares held by Merrill Lynch, as Trustee of the ESOP, and allocated to Mr. Crump's account, and 4,022 shares subject to options granted by the Company that are exercisable within 60 days.
(15) Clipper may be deemed to be the beneficial owner of such shares of Common Stock by virtue of its relationship with entities that have beneficial ownership of such shares as discussed herein. Clipper and its affiliated entities described herein are collectively referred to as "The Clipper Group." Clipper is the sole general partner of Clipper Associates, and is a Delaware corporation principally engaged in holding investments, formed for the purpose of serving as general partner of Clipper Associates. The mailing address of Clipper is Tower 49, 12 East 49th Street, New York, NY 10017. Clipper Associates is a Delaware limited partnership principally engaged in making investments, directly or indirectly through other entities and is the sole general partner of Clipper Equity Partners I, L.P. ("Clipper I") and Clipper/Merchant Partners, L.P. ("Clipper II"), with sole voting and dispositive power with respect to the securities held by such partnerships. Each of Clipper I and Clipper II is a Delaware limited partnership, principally engaged in making investments. Clipper Associates may be deemed to directly beneficially own 11,831 shares of Common Stock and indirectly beneficially own 201,776 shares of Common Stock by virtue of its status as nominee under certain nominee agreements, pursuant to which it exercises sole voting and dispositive power with respect to such shares. Clipper I may be deemed to directly beneficially own 444,537 shares of Common Stock. Clipper II may be deemed to directly beneficially own 516,031 shares of Common Stock.
         Each of Clipper/Merban, L.P. ("Clipper III") and Clipper/European Re, L.P. ("Clipper IV") is a Delaware limited partnership, principally engaged in making investments. Clipper Associates is the sole investment general partner of Clipper III and Clipper IV, having sole voting and dispositive power with respect to securities held by such partnerships. Clipper III may be deemed to directly beneficially own 592,701 shares of Common Stock. Clipper IV may be deemed to directly beneficially own 296,328 shares of Common Stock. Clipper Curacao, Inc. ("Curacao"), a corporation organized under the laws of the British Virgin Islands, is the sole administrative general partner of Clipper III and Clipper IV, responsible for the administrative functions of such partnerships.

         The share amounts set forth in this footnote include currently exercisable warrants to purchase Common Stock ("Warrants") in the amount of 28 shares with respect to Clipper Associates; 13,605 shares with respect to Clipper I; 18,149 shares with respect to Clipper II; 18,149 shares with respect to Clipper III; and 9,089 shares with respect to Clipper IV.
(16) Koch Industries may be deemed to be the beneficial owner of such shares of Common Stock, which are directly beneficially owned by Koch Capital. Includes 19,031 shares subject to Warrants and 3,000 shares subject to Options. The mailing address of Koch Industries and Koch Capital is 4111 East 37th Street North, Wichita, KS 67220.
(17) Fayez Sarofim & Co. may be deemed to be the beneficial owner of such shares of Common Stock, which are directly beneficially owned by FSI No. 2 Corporation, a wholly owned subsidiary of Fayez Sarofim & Co. The majority owner of Fayez Sarofim & Co. is Fayez Sarofim. The mailing address of Fayez Sarofim, Fayez Sarofim & Co. and FSI No. 2 Corporation is Two Houston Center, Suite 2907, Houston, TX 77010.
(18) Olympus Growth and Olympus Executive are Delaware limited partnerships principally engaged in making investments. The shares amounts include shares subject to Warrants in the amount of 58,387 shares with respect to Olympus Growth and 633 shares with respect to Olympus Executive. OGP II, L.P., a Delaware limited partnership ("OGP") is the sole general partner of Olympus Growth, OEF, L.P., a Delaware limited partnership, is the sole general partner of Olympus Executive. The three general partners of both OGP and OEF are LJM, L.L.C. ("LJM"), RSM, L.L.C. ("RSM"), and Conroy, L.L.C. ("Conroy"); each of LJM, RSM and Conroy is a Delaware limited liability company. The majority owner of LJM is Louis J. Mischianti. The majority owner of RSM is Robert S. Morris. The majority owner of Conroy is James A. Conroy. The mailing address of Olympus Growth, Olympus Executive, OGP, OEF, LJM, RSM, Conroy and Messrs. Mischianti, Morris and Conroy is Metro Center, One Station Place, Stanford, Connecticut 06902.
(19) Includes 60,975 shares held by Merrill Lynch, as Trustee of the ESOP, and allocated to the accounts of certain of such officers and directors.

                       EXECUTIVE OFFICERS OF THE COMPANY

         The following list sets forth the names, ages and offices of the executive officers of the Company. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below.

 NAME AND AGE                                        POSITION WITH THE COMPANY
 ------------                                        -------------------------
 Frank P. Diassi (64)  . . . . . . . . . . . . . .   Chairman of the Board of Directors

 Robert W. Roten (63)  . . . . . . . . . . . . . .   President, Chief Executive Officer and Director (1)
 Richard K. Crump (51) . . . . . . . . . . . . . .   Vice President--Strategic Planning
 Gary M. Spitz (42)  . . . . . . . . . . . . . . .   Vice President and Chief Financial Officer (2)

 David G. Elkins (55)  . . . . . . . . . . . . . .   Vice President, General Counsel and Secretary (3)
 Robert N. Bannon(52)                                Vice President--Operations, President--Petrolchemicals
                                                     Division (4)
 Robert O. McAlister (58)  . . . . . . . . . . . .   Vice President--Human Resources and Administration
 Stewart H. Yonts (52) . . . . . . . . . . . . . .   Treasurer and Assistant Secretary


__________________________
(1) Mr. Roten has announced his retirement as President and Chief Executive Officer effective April 1, 1998.
(2)      Mr. Spitz was appointed effective January 19, 1998.
(3)      Mr. Elkins was appointed effective January 1, 1998.
(4)      Mr. Bannon has announced his resignation effective January 31, 1998.


         Frank P. Diassi. Mr. Diassi is currently Managing General Partner of Unicorn, a private financial organization. He organized Unicorn in 1981 and has originated investments in over 40 entrepreneurial companies. Prior to forming Unicorn, Mr. Diassi organized and operated several businesses ranging from chemical distribution to the manufacturing of organic chemicals and detergent products, including being a founding director of Arcadian Corporation. Mr. Diassi currently serves as Chairman of the Board of Software Plus, Inc., a human resource software company. In addition, he serves as a director of Mail-Well, an envelope manufacturer and commercial printer, and several private companies.

  Mr. Diassi became Chairman of the Board of Directors of the Company in August 1996, and is expected to become Chief Executive Officer effective April 1, 1998.

         Robert W. Roten. Mr. Roten spent the first 25 years of his career with Monsanto and served as Vice President for sales and marketing for El Paso Products Company from 1981 to 1983. Mr. Roten was President of Materials Exchange, Inc., a Houston-based petrochemical and plastics marketing firm, from 1983 until 1986. He served as Vice President--Commercial of the Company from August 1986 until September 1991, when he became Vice President--Corporate Development. Mr. Roten became Executive Vice President and Chief Operating Officer of the Company in April 1993, and became President and Chief Executive Officer in August 1996. Mr. Roten has announced his retirement as Chief Executive Officer of the Company effective April 1, 1998, but intends to continue to serve on the Board of Directors.

         Richard K. Crump. Mr. Crump was Vice President of Materials Management for El Paso Products Company from 1976 through 1983 and Vice President of Sales for Rammhorn Marketing from 1984 to August 1986. He served as Director--Commercial of the Company from August 1986 until October 1991, when he became Vice President--Commercial. Effective December 1, 1996, Mr. Crump became Vice President--Strategic Planning, assuming responsibility for strategic planning for the Company, which includes acquisition and merger activity.

         Gary M. Spitz. Mr. Spitz will become Vice President and Chief Financial Officer effective January 19, 1998. Mr. Spitz is currently Vice President and Chief Financial Officer of Grace Davison (a division of W.R. Grace and Company), a catalyst manufacturing and chemicals company. Mr. Spitz has held various financial positions with divisions of W. R. Grace and Company since 1979.

         David G. Elkins. Mr. Elkins will become Vice President, General Counsel and Secretary of the Company effective January 1, 1998. Mr. Elkins is currently a partner at Andrews & Kurth, L.L.P., where he has practiced law in the area of corporate and securities matters for over 5 years.

         Robert N. Bannon. Mr. Bannon was employed by Monsanto for 15 years, last serving as Manager, Strategic Operations--Sales. He became a director in the Company's Commercial Department in August 1986. Mr. Bannon served as Director of Manufacturing for the Company from October 1989 until October 1991 and as Vice President--Operations since October 1991. Mr. Bannon was also President of Sterling Pulp Chemicals, Ltd. from August 1992 through November 1996. Effective December 1, 1996, Mr. Bannon became President of the Company's Petrochemicals Division, assuming responsibility for petrochemical operations at the Texas City Plant. Mr. Bannon is also a director of Mainland Bank in Texas City, Texas. Mr. Bannon has announced his resignation effective January 31, 1998.

         Robert O. McAlister. Mr. McAlister was employed by Champlin Petroleum Company, a subsidiary of Union Pacific Corporation, from 1974 to 1987 where he held a variety of positions in Human Resources, Marketing and Strategic Planning. In 1987, he joined Champlin Refining and Chemicals, Inc., a joint venture between Champlin Petroleum and PDVSA, the national oil company of Venezuela, as Vice President of Human Resources. He joined the Company in 1991 as Director of Human Resources and was promoted to Vice President--Human Resources and Administration on July 26, 1995.

         Stewart H. Yonts. Mr. Yonts was employed by Tenneco, Inc. from 1976 to 1980, last serving as Tax Counsel. Mr. Yonts was Tax Manager of Home Petroleum Corporation from 1980 to 1982 and Director of Taxes of MCO Resources, Inc., a natural resources company, from 1982 to 1986. He joined the Company as Tax Manager in August 1986 and served as Manager of Taxes and Benefits Accounting from November 1989 until he became the Treasurer and Assistant Secretary on October 1, 1994.

                                PROPOSAL NO. 2:

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Company has engaged Deloitte & Touche LLP ("Deloitte") as its independent accountants for the fiscal year ending September 30, 1998. The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Deloitte and, unless authority to vote for the appointment is withheld, all shares represented by proxies will be voted for the appointment. Proposal No. 2 will be adopted by the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Representatives of Deloitte will be present at the Annual Meeting, will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         Termination of Coopers & Lybrand L.L.P. On October 25, 1995, the Audit Committee of the Board of Directors of the Company recommended, and the Board of Directors of the Company approved, the engagement of the firm of Arthur Andersen LLP ("Andersen") as its independent accountants for the year ending September 30, 1996, to replace the firm of Coopers & Lybrand L.L.P. ("Coopers"). The termination by the Company of the engagement of Coopers was effective upon the completion of the audit for the year ended September 30, 1995, and the filing of the Company's Annual Report on Form 10-K for such year. The appointment of Andersen as the Company's independent accountants for the fiscal year ending September 30, 1996 was ratified by the stockholders at the 1996 Annual Meeting of Stockholders.

         During the two previous fiscal years and the subsequent period through December 18, 1995, the date of filing of the Company's Annual Report on Form 10-K, there were no disagreements with Coopers on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their report to the subject matter of the disagreement.

         During the two previous fiscal years and the subsequent period through December 18, 1995, the date of filing of the Company's Annual Report on Form 10-K, the Company was not advised by Coopers of any of the reportable events listed in Item 304(a)(1)(v)(A) through (D) of SEC Regulation S-K and during such period the Company did not consult with Andersen regarding any matter referenced under Item 304(a)(2) of the SEC Regulation S-K.

         The audit reports of Coopers on the consolidated financial statements of the Company as of and for the fiscal years ended September 30, 1995 and 1994, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph noting that the Company changed its method of accounting for income taxes effective October 1, 1993.

         The Company requested that Coopers furnish a letter addressed to the SEC stating whether Coopers agreed with the above statements. A copy of the Coopers letter to the SEC stating that such firm agreed with the above statements, dated December 18, 1995, was filed with the SEC as Exhibit 16 to the Company's Form 8-K, dated December 18, 1995.

         Resignation of Arthur Andersen LLP. On August 21, 1996, Andersen resigned effective immediately in connection with the Recapitalization. The Company engaged Deloitte as its independent accountants for the fiscal year ended September 30, 1996. Prior to the Recapitalization, Deloitte served as independent accountants of STX Acquisition Corp., which was merged with the Company as part of the Recapitalization.

         Andersen did not perform an audit of the Company's financial statements for any period. During the period of the engagement of Andersen, there were no disagreements with Andersen on any matter of accounting principles or practices or financial statement disclosure. The Company has not been advised by Andersen of any of the reportable events listed in Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

         The Company requested that Andersen furnish a letter, addressed to the SEC, stating whether Andersen agreed with the above statements. A copy of the letter of Andersen to the SEC stating that such firm agreed with the above statements, dated August 28, 1996, was filed with the SEC as Exhibit 16.1 to the Company's Form 8-K, dated August 21, 1996.

                                PROPOSAL NO. 3:
              APPROVAL OF OMNIBUS STOCK AWARDS AND INCENTIVE PLAN

         The Board of Directors has unanimously approved the Omnibus Plan and unanimously recommends a vote FOR approval of the Omnibus Plan. Unless authority to vote for the Omnibus Plan is withheld, all shares represented by proxies will be voted for the Omnibus Plan. Proposal No. 3 will be adopted by the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote.

         The Omnibus Plan authorizes the grant of various stock, stock-related and cash awards to employees of the Company. The Omnibus Plan became effective as of April 23, 1997 and is contingent upon the approval of the stockholders. The purpose of the Omnibus Plan is to provide a means through which the Company and its subsidiaries may attract able persons to enter the employ of the Company and its subsidiaries and to provide a means whereby those employees upon whom the responsibilities of the successful administration and management of the Company and its subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its subsidiaries and their desire to remain in the Company's and its subsidiaries' employ. A further purpose of the Omnibus Plan is to provide such employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its subsidiaries.

                          SUMMARY OF THE OMNIBUS PLAN

         The full text of the Omnibus Plan is set forth in Appendix A to this Proxy Statement. The essential features of the Omnibus Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the Omnibus Plan.

TYPES OF AWARDS

         The Omnibus Plan permits the granting of any or all of the following types of awards ("Awards"): stock options, stock appreciation rights ("SARs"), restricted stock, performance awards and phantom stock.

ELIGIBILITY FOR PARTICIPATION

         All officers and employees of the Company or any subsidiary of the Company will be eligible for participation in certain Awards under the Omnibus Plan. Currently, the Company has approximately 1,700 employees eligible to participate in the Omnibus Plan.

ADMINISTRATION

         The Omnibus Plan is administered by the Compensation Committee (the "Committee"), which must consist of "outside directors," within the meaning of
Section 162(m) of the Code, who are "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee will select the participants who will receive Awards, determine the type and terms of Awards to be granted and interpret and administer the Omnibus Plan.

AMENDMENT AND TERMINATION

         The Board of Directors, in its discretion may at any time or times amend, suspend or terminate the Plan; provided, however, such action shall be subject to the approval of the stockholders of the Company where stockholder approval (i) is required by applicable law or (ii) the Board of Directors determines (A) such approval is necessary to comply with any requirements of any securities exchange on which the stock is listed or (B) such approval is desired for any other reason; provided, further, however, that no amendment, suspension or termination of the Omnibus Plan may, without the consent of the holder of an Award, terminate such Award or adversely affect such person's rights in any material respect.

TERM OF THE OMNIBUS PLAN

         Although the Omnibus Plan may be sooner terminated, no additional Awards may be granted under the Omnibus Plan after April 23, 2007. However, the Omnibus Plan will remain in effect until all Awards granted prior to April 23, 2007 have been satisfied or expired.

STOCK SUBJECT TO THE OMNIBUS PLAN

         Subject to adjustment as described below, 1,000,000 shares of Common Stock may be awarded under the Omnibus Plan.

EMPLOYEE STOCK OPTIONS

           Stock options may be granted as incentive stock options ("ISOs") under Section 422 of the Code, non-qualified stock options or a combination thereof. Stock options granted under the Omnibus Plan are subject to the terms and conditions determined by the Committee, except that: (i) no stock options may be granted after the termination of the Omnibus Plan; (ii) a non-qualified exercise price is determined by the Committee and an ISO exercise price cannot be less than the market value per share of Common Stock at the date of grant; and (iii) no ISO may be granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless (a) at the time such ISO is granted, the option price is at least 110% of the fair market value of the stock subject to the option and (b) such ISO by its terms is not exercisable more than 5 years after it is granted. The Committee will determine the form in which payment of the exercise price may be made.

STOCK APPRECIATION RIGHTS

         An SAR is the right to receive cash, stock or a combination thereof equal in amount to the excess, if any, of the fair market value of a share of Common Stock on the date such right is exercised over the exercise price of such SAR. An SAR may be granted in tandem with stock options or separate and apart from a grant of option rights. The exercise price of an SAR shall be determined by the Committee, and the Committee has discretion to determine the form in which payment will be made.

RESTRICTED STOCK

         The Committee may also authorize grants of restricted stock. Restricted stock may not be disposed of by the Holder until the restrictions specified in the Award expire. The Committee may base the expiration of the restrictions upon (i) the attainment of certain financial targets established by the Committee and/or (ii) the Holder's continued employment with the Company for a specified period of time. The Holder will have, with respect to restricted stock, the right to vote the shares, receive any dividends and enjoy all other stockholder rights. The Committee shall determine the amount and form of any payment for stock received pursuant to an Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for stock received pursuant to the Award, except to the extent otherwise required by law.

PERFORMANCE AWARDS

         Performance Awards may consist of payments in cash, shares of Common Stock or a combination thereof, payable upon the achievement of certain performance goals by the Holder, the Company or any business unit in which the Holder is employed or providing services to during the performance period. The Committee shall determine the performance goals to be achieved during any performance period and the length of any performance period. Each Award shall have a maximum value established by the Committee at the time of such Award. A Performance Award shall terminate if the Holder does not remain continuously employed by the Company at all times during the applicable performance period.

PHANTOM STOCK

         The Committee may grant Phantom Stock Awards, payable in cash, shares of Common Stock or a combination thereof, in consideration of the fulfillment of such conditions as the Committee may specify. The Committee shall establish a period over which or the event upon which the Award shall vest, and each Award shall have a maximum value established by the Committee at the time of
such Award.    A Phantom Stock Award shall terminate if the Holder does not remain continuously employed by the Company at all times during the applicable vesting period.

TRANSFERABILITY

         An Award is not transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative. However, the Committee may, in its discretion, provide in an option agreement (other than with respect to an ISO) that the option right granted to the individual may be transferred (in whole or in part) and shall be subject to such terms and conditions as the Committee may impose thereon.

ADJUSTMENTS

         The Committee may provide for adjustment of Awards under the Omnibus Plan if it determines such adjustment is required to prevent dilution or enlargement of the rights of participants in the Omnibus Plan that would otherwise result from a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or other similar corporate transaction.

FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO OPTIONS

         The following summary is based on the applicable provisions of the Code as currently in effect and the income tax regulations and proposed income tax regulations thereunder. The Omnibus Plan is not qualified under Section 401(a) of the Code.

         Non-qualified Options. No federal income tax is imposed on the optionee upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the optionee will generally be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price paid for such shares of Common Stock. Upon a subsequent disposition of the shares of Common Stock received upon exercise of a non-qualified option, any difference between the fair market value of the shares of Common Stock at the time of exercise and the amount realized on the disposition would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an optionee's exercise of a non-qualified option, the Company may claim a deduction for compensation paid at the same time and in the same amount as income is recognized by the optionee, if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation.

         Incentive Stock Options. No federal income tax is imposed on the optionee upon the grant of an ISO. If the optionee does not dispose of shares acquired pursuant to his exercise of an ISO within two years from the date the option was granted or within one year after the shares were transferred to him (the "Holding Period"), except for the item of tax adjustment described below under "Alternative Minimum Tax," no income would be recognized by the optionee by reason of his exercise of the option, and the difference between the option price and the amount realized upon a subsequent disposition of the shares of Common Stock would be treated as a long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares of Common Stock so acquired.

         If, however, an optionee disposes of shares of Common Stock acquired pursuant to his exercise of an ISO before the Holding Period has expired, the optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares of Common Stock at the time of exercise (or, in the case of a sale in which a loss, if sustained, would be recognized, the amount realized on the sale, if less) over the option price; any amount realized in excess of the fair market value of the shares of Common Stock at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares of Common Stock.

         Alternative Minimum Tax. The excess of the fair market value of shares of Common Stock acquired upon exercise of an ISO over the exercise price paid for such shares is an adjustment to alternative minimum taxable income for the optionee's taxable year in which such exercise occurs (unless the shares of Common Stock are disposed of in the same taxable year).

         Payment of Option Price in Shares. In the case of a non-qualified option, if the option price is paid by the delivery of shares of Common Stock previously acquired by the optionee having a fair market value equal to the option price ("Previously Acquired Shares"), gain or loss would not be recognized on the exchange of the Previously Acquired Shares for a like number of shares of Common Stock pursuant to such an exercise of the option, and the optionee's basis in the number of shares of Common Stock received equal to the Previously Acquired Shares would be the same as his basis in the Previously Acquired Shares. In addition, the optionee would be treated as receiving compensation taxable as ordinary income equal to fair market value at the time of exercise of the shares of Common Stock received in excess of the number of Previously Acquired Shares, and the optionee's basis in such excess shares of Common Stock would generally be equal to their fair market value at the time of exercise.

         In the case of an ISO, the federal income tax consequences to the optionee of the payment of the option price with Previously Acquired Shares will depend on the nature of the Previously Acquired Shares. If the Previously Acquired Shares were acquired through the exercise of a qualified stock option, an ISO or an option granted under an employee stock purchase ("Statutory Option") and if such Previously Acquired Shares were being transferred prior to the expiration of the applicable minimum statutory holding period, the transfer would be treated as a disqualifying disposition of the Previously Acquired Shares. If the Previously Acquired Shares were acquired other than pursuant to the exercise of a Statutory Option, or were acquired pursuant to the exercise of a Statutory Option but have been held for the applicable minimum statutory holding period, no gain or loss should be recognized on the exchange of the Previously Acquired Shares. In either case, (i) the optionee's basis in the number of shares of Common Stock acquired equal to the number of Previously Acquired Shares would be the same as his basis in the Previously Acquired Shares, increased by any income recognized to the optionee upon the disqualifying disposition of the Previously Acquired Shares, (ii) the optionee's basis in the shares of Common Stock acquired in excess of the number of Previously Acquired Shares would be zero and (iii) the other incentive stock option rules would apply. Upon a subsequent disqualifying disposition of the shares of Common Stock so received, the shares of Common Stock with the lowest basis would be treated as disposed of first.

         Additional Tax Consequences. In the event that the acceleration of vesting or any payment, distribution or issuance of stock is subject to the golden parachute 20% excise tax pursuant to Section 4999(a) of the Code, the participant whose benefit is subject to such tax is entitled to receive a gross-up payment from the Company so that the amount of the "net" benefit received by such participant shall equal the amount of the benefit that would have been received in the absence of a golden parachute tax. Section 280G of the Code prevents the deductibility by the Company of amounts subject to the excise tax under Code Section 4999.

                         GRANTS UNDER THE OMNIBUS PLAN

         Future Awards that may be made to executive officers and other employees under the Omnibus Plan are not presently determinable. If the stockholders approve the Omnibus Plan, such Awards will be made at the discretion of the Committee in accordance with its compensation policies, discussed in the "Compensation Committee Report on Executive Compensation," and with the provisions of the Omnibus Plan. A number of non-qualified stock options have been granted to executive officers and other employees under the Omnibus Plan. All of such awards are subject to stockholder approval of the Omnibus Plan. The following table sets forth, as to the Named Executive Officers, all current executive officers as a group and all other employees as a group, the number of shares covered by the outstanding options granted under the Omnibus Plan as of September 30, 1997. Such options were granted with five-year vesting periods at an exercise price of $12.00, which was the fair market value of the Common Stock at the time of grant. On December 8, 1997, the closing price of the Common Stock was $12.00.

                                                                            DOLLAR VALUE             SHARES
                                                                              OF SHARES            UNDERLYING
                          NAME AND POSITION                             UNDERLYING AWARDS (1)         AWARDS
                          -----------------                             ---------------------         ------
 Robert W. Roten, President and Chief Executive Officer  . . . . . . .      $   467,304               38,942
 Frank P. Diassi, Chairman of the Board of Directors . . . . . . . . .          761,904               63,492
 Robert N. Bannon, Vice President - Operations . . . . . . . . . . . .          304,752               25,396
 Richard K. Crump, Vice President - Strategic Planning . . . . . . . .          241,272               20,106
 Jim P. Wise, Vice President - Finance, Chief Financial Officer (2). .          225,192               18,766
 Executive Officers as a Group (6 persons) . . . . . . . . . . . . . .        2,319,024              193,252(3)
 Non-executive Employees as a Group (29 persons) . . . . . . . . . . .          804,000               67,000

_________________________

(1) Based on the closing price of the Common Stock on December 8, 1997 of $12.00.
(2) The options granted to Mr. Wise under the Omnibus Plan terminated upon his resignation, which was effective on September 30, 1997.
(3) Includes options to purchase 32,876 shares that were terminated upon the resignations of the grantees.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own 10% of a registered class of the Company's equity securities (the "Reporting Persons"), to file reports regarding their ownership and changes in ownership with the SEC. Based solely on a review of the copies of such forms furnished to the Company and written representations from certain of the Reporting Persons, the Company believes that during fiscal 1997, the Reporting Persons complied with all Section 16(a) filing requirements applicable to them.

                            EXPENSES OF SOLICITATION

         The cost of preparing, printing and soliciting proxies will be borne by the Company. Solicitations of proxies are being made by the Company through the mail, and may also be made in person or by telephone. Employees and directors of the Company may be utilized in connection with such solicitation. The Company will also request brokers and nominees to forward soliciting materials to the beneficial owners of the stock held of record by such persons and will reimburse them for their reasonable forwarding expenses.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         In order for stockholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 1999 Annual Meeting of Stockholders, such proposals must be received by the Company at its principal executive offices not later than August 24, 1998.

                                 OTHER MATTERS

         The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote all proxies in accordance with their best judgment on such matters.

         Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

         STERLING CHEMICALS HOLDINGS, INC. WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1997, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST TO STERLING CHEMICALS HOLDINGS, INC., ATTENTION MICHAEL NOONAN, INVESTOR RELATIONS, 1200 SMITH STREET, SUITE 1900, HOUSTON, TEXAS 77002-4312.


                              By Order of the Board of Directors



                              Frank P. Diassi
                              Chairman of the Board of Directors

                                   APPENDIX A


                       STERLING CHEMICALS HOLDINGS, INC.

                    OMNIBUS STOCK AWARDS AND INCENTIVE PLAN

                                  (AS AMENDED)


                                  I.  PURPOSE

         The purpose of the STERLING CHEMICALS HOLDINGS, INC. OMNIBUS STOCK AWARDS AND INCENTIVE PLAN (the "Plan") is to provide a means through which STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation (the "Company"), and its Subsidiaries (as defined herein), may attract able persons to enter the employ of the Company and its Subsidiaries and to provide a means whereby those employees upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Subsidiaries and their desire to remain in the Company's and its Subsidiaries' employ. A further purpose of the Plan is to provide such employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Subsidiaries. Accordingly, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee as provided herein.

                                II.  DEFINITIONS

         The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

         (a) "Affiliates" means any "parent corporation" of the Company and any "subsidiary" of the Company within the meaning of Code Sections 424(e) and
(f), respectively.

         (b) "Agreement" means, individually or collectively, any Option Agreement, Performance Award Agreement, Phantom Stock Award Agreement, Restricted Stock Agreement and Stock Appreciation Rights Agreement.

         (c) "Award" means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award, Performance Award or Stock Appreciation Right.

         (d)     "Board" means the Board of Directors of the Company.

         (e) "Change of Control" means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company),
(ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

         (f) "Change of Control Value" shall mean (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if such Change of Control occurs other than in (i) or (ii) above, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

         (g) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

         (h) "Committee" means the Compensation Committee of the Board which shall be (i) constituted so as to permit the Plan to comply with Rule 16b-3 and (ii) constituted solely of "outside directors," within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder.

         (i) "Company" means Sterling Chemicals Holdings, Inc. and any successors thereto.

         (j) "Director" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

         (k) "Disabled" means a Holder who is on Long-Term Disability as defined in the Pension Plan.

         (l) An "employee" means any person (including an officer or a Director) in an employment relationship with the Employer.

         (m)     "Employer" means the Company, an Affiliate or any Subsidiary.

         (n) "Fair Market Value" means, with respect to a share of Stock as of any specified date, (i) if the Stock is listed on a national stock exchange, the mean of the high and low sales prices of the Stock reported on the stock exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of Stock are so reported; or (ii) in the event the Stock is not traded on a national stock exchange, the fair market value of a share of Stock determined by the Committee in such reasonable manner as it deems appropriate.

         (o) "Forfeiture Restrictions" means with regard to shares of Stock that are subject to a Restricted Stock Award, restrictions placed on a Holder's disposition of such shares under certain circumstances or an obligation of a Holder to forfeit and surrender such shares under certain circumstances.

         (p)     "Holder" means an employee who has been granted an Award.

         (q) "Incentive Stock Option" means an incentive stock option within the meaning of section 422(b) of the Code.

         (r) "Initial Public Offering" or "IPO" means the consummation of an underwritten public offering of Stock pursuant to a registration statement of the Company filed under the Securities Act of 1933, as amended, after the effective date of the Plan (other than any registration statement (a) relating to warrants, options or shares of capital stock of the Company granted or to be granted or sold primarily to employees, directors, or officers of the Company,
(b) filed in connection with a transaction described in Rule 145 under the Securities Act of 1933, as amended, or any successor rule, (c) relating to employee benefit plans or interests therein, or (d) primarily relating to preferred stock or other securities issued in connection with any financing by the Company which is principally debt or preferred stock financing) wherein the aggregate net proceeds (after deducting all costs, discounts, commissions and other expenses of the offering) to the Company are at least $100,000,000.

         (s) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (t) "Nonqualified Stock Option" means an option granted under Paragraph VII of the Plan to purchase Stock which does not constitute an Incentive Stock Option.

         (u) "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

         (v)     "Optionee" means a Holder who has been granted an Option.

         (w) "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

         (x) "Pension Plan" means the Sterling Chemicals, Inc. Amended and Restated Salaried Employees' Pension Plan (Effective as of May 1, 1996).

         (y) "Performance Award" means an Award granted under Paragraph X of the Plan.

         (z) "Performance Award Agreement" means a written agreement between the Company and a Holder with respect to a Performance Award.

         (aa) "Phantom Stock Award" means an Award granted under Paragraph XI of the Plan.

         (bb) "Phantom Stock Award Agreement" means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

         (cc) "Plan" means the Sterling Chemicals Holdings, Inc. Omnibus Stock Awards and Incentive Plan, as amended from time to time.

         (dd) "Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

         (ee) "Restricted Stock Award" means an Award granted under Paragraph IX of the Plan.

         (ff) "Retirement" means a Holder's Early Retirement, Normal Retirement or Late Retirement as set forth in the Pension Plan.

         (gg) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

         (hh) "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right; provided, however, the Committee may establish, in its sole discretion, in any Stock Appreciation Rights Agreement, the maximum amount of Spread attributable to a Stock Appreciation Right.

         (ii) "Stock" means the common stock, $0.01 par value of the Company.

         (jj) "Stock Appreciation Right" means an Award granted under Paragraph VIII of the Plan.

         (kk) "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

         (ll) "Subsidiary" means any corporation or entity of which more than 50% of the outstanding securities or ownership interests having ordinary voting power to elect a majority of the members of the Board of Directors, or persons in similar capacity of such corporation or entity, is, directly or indirectly owned by the Company.

                 III.  EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan shall be effective upon the date of its adoption by the Board, provided that the Plan is approved by the stockholders of the Company within twelve months thereafter. No further Awards may be granted under the Plan after the expiration of ten years from the date of its adoption by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                              IV.  ADMINISTRATION

         (a)     Committee.  The Plan shall be administered by the Committee.

         (b) Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Performance Award and Phantom Stock Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Employer's success and such other factors as the Committee in its discretion shall deem relevant.

         (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this
Article IV shall be conclusive.

         (d) Expenses. All expenses and liabilities incurred by the Committee in the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons to assist the Committee in the carrying out of its duties hereunder.

                         V.  STOCK SUBJECT TO THE PLAN

         (a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph XII, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed 1,000,000 shares. The shares subject to this Plan shall consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired and held by the Company, and such number of shares shall be and is hereby reserved for such purpose. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is to only be paid in cash or is paid in cash, any shares of Stock subject to such Award shall again be available for the grant of an Award. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

         (b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

                                VI.  ELIGIBILITY

         Awards may be granted only to persons who, at the time of grant, are employees. Awards may not be granted to any Director who is not an employee. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, a Phantom Stock Award or any combination thereof.

                              VII.  STOCK OPTIONS

         (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

         (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

         (c) Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under all incentive stock option plans of the Company and its Affiliates exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options as determined by the Committee. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an employee if, at the time the Option is granted, such employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

         (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, in cash or by the delivery of a number of shares of Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option shall specify the effect of termination of employment on the exercisability of the Option; provided, that upon the death of an Optionee, the Retirement of an Optionee, or upon the Optionee becoming Disabled, all outstanding Options of such Optionee shall immediately vest and become exercisable. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Stock from the Company directly to a brokerage firm and (iii) the delivery of the option price from the sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting upon the occurrence of an IPO or a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

         (e) Option Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such purchase price shall not be less than the Fair Market Value of Stock subject to an Incentive Stock Option on the date the Incentive Stock Option is granted and (ii) such purchase price shall be subject to adjustment as provided in Paragraph XII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

         (f) Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

         (g) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company, an Affiliate, or any Subsidiary, or the acquisition by the Company, an Affiliate or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company, an Affiliate or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

                        VIII.  STOCK APPRECIATION RIGHTS

         (a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to
Section 16 of the 1934 Act, however, the Committee shall, except as provided in Paragraph XII(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights.

         (b) Stock Appreciation Rights Agreement. Stock Appreciation Rights granted independently of Options shall be evidenced by a Stock Appreciation Rights Agreement. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment on the exercisability of the Stock Appreciation Rights; provided, that upon the death of a Holder of a Stock Appreciation Right, the Retirement of such Holder, or upon such Holder becoming Disabled, all outstanding Stock Appreciation Rights of such Holder shall
immediately vest and become exercisable.   Stock Appreciation Rights Agreements
may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting upon the occurrence of an IPO or a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

         (c) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee in its sole discretion and shall be subject to adjustment as provided in Paragraph XII.

         (d) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

         (e) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

                          IX.  RESTRICTED STOCK AWARDS

         (a) Restricted Stock Awards. A Restricted Stock Award shall be represented by a certificate of Stock registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other stockholder rights, except that
(i) the Holder shall not be entitled to delivery of the Stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired,
(iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award.

         (b) Forfeiture Restrictions to be Established by the Committee. The Forfeiture Restrictions on shares of Stock that are the subject of a Restricted Stock Award shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of targets established by the Committee that are based on (1) the price of a share of Stock, (2) the Company's earnings per share, (3) the Company's revenue, (4) the revenue of a business unit of the Company designated by the Committee, (5) the return on stockholders' equity achieved by the Company, or (6) the Company's pre-tax cash flow from operations, (ii) the Holder's continued employment with the Employer for a specified period of time, or (iii) a combination of any two or more of the factors listed in clauses (i) and (ii) of this sentence. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph IX(b) or Paragraph XII.

         (c) Other Terms and Conditions. At the time of a Restricted Stock Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment of a Holder prior to expiration of the Forfeiture Restrictions; provided, that upon the death of a Holder of a Restricted Stock Award, the Retirement of such Holder, or upon such Holder becoming Disabled, all Forfeiture Restrictions applicable to all Restricted Stock Awards of such Holder shall lapse and expire. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating vesting upon the occurrence of an IPO or a Change of Control, vesting of Awards, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under section 83(b) of the
Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

         (d) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

         (e) Agreements. At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                             X.  PERFORMANCE AWARDS

         (a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance of the Holder shall be measured.

         (b) Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such Award.

         (c) Performance Measures. A Performance Award shall be awarded to an employee contingent upon future performance of the employee, the Company, an Affiliate, any Subsidiary, or any division or department thereof by or in which he is employed during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period but subject to such later revisions as the Committee shall deem appropriate to reflect significant, unforeseen events or changes.

         (d) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account an employee's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

         (e) Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

         (f) Termination of Employment. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable performance period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.

         (g) Agreements. At the time any Award is made under this Paragraph X, the Company and the Holder shall enter into a Performance Stock Award Agreement setting forth each of the matters contemplated hereby, and, in addition such matters are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

                           XI.  PHANTOM STOCK AWARDS

         (a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, which vest over a period of time (subject to the provisions hereof accelerating vesting upon the occurrence of an IPO or a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award shall have a maximum value established by the Committee at the time of such Award.

         (b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

         (c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account an employee's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

         (d) Payment. Following the end of the vesting period for a Phantom Stock Award, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

         (e) Termination of Employment. Except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant, a Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable vesting period; provided, however, that upon the death of a Holder of a Phantom Stock Award, the Retirement of such Holder, or upon such Holder becoming Disabled, all outstanding Phantom Stock Awards of such Holder shall immediately vest and become distributable.

         (f) Agreements. At the time any Award is made under this Paragraph XI, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition, such matters as are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

                    XII.  RECAPITALIZATION OR REORGANIZATION

         (a) The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of such shares of Stock or other capital readjustment, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (b) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

         (c) In the event of an IPO or a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award other than an Option outstanding hereunder shall terminate within a specified reasonable number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change of Control Value over any exercise price or purchase price paid, if applicable. Further, in the event of a Change of Control, the Committee, in its discretion shall act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual Holder: (i) determine a reasonable period of time on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) provide that thereafter upon any exercise of an Option theretofore, granted the Holder shall be entitled to purchase under such Option, in lieu of the number of shares of Stock then covered by such Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder has been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

         (d) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its reasonable discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be reasonable and conclusive.

         (e) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (f)     Any adjustment provided for in Subparagraphs (a), (b), (c) or
(d) above shall be subject to any required stockholder action.

         (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                  XIII.  AMENDMENT AND TERMINATION OF THE PLAN

                 The Board, in its discretion, may at any time or times amend, suspend or terminate the Plan; provided, however, such action shall be subject to the approval of the stockholders of the Company where stockholder approval
(i) is required by applicable law or (ii) the Board determines (A) such approval is necessary to comply with any requirements of any securities exchange on which the stock is listed or (B) such approval is desired for any other reason; provided, further, however, that no amendment, suspension or termination of the Plan may, without the consent of the holder of an Award, terminate such Award or adversely affect such person's rights in any material respect.

                              XIV.  MISCELLANEOUS

         (a) No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Performance Award Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

         (b) Employees' Rights Unsecured. The right of an employee to receive Stock, cash or any other payment under this Plan shall be an unsecured claim against the general assets of the Company. The Company may, but shall not be obligated to, acquire shares of Stock from time to time in anticipation of its obligations under this Plan, but a Participant shall have no right in or against any shares of Stock so acquired. All Stock shall constitute the general assets of the Company and may be disposed of by the Company at such time and for such purposes as it deems appropriate.

         (c) Agreement Controls. No discretionary action by the Committee as set forth herein shall amend or supersede the express terms of any Agreement.

         (d) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with any Employer or (ii) interfere in any way with the right of any Employer to terminate an employee's employment at any time.

         (e) Other Laws; Withholding. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Unless the Awards and Stock covered by this Plan have been registered under the Securities Act of 1933, or the Company has determined that such registration is unnecessary, each Holder exercising an Award under this Plan may be required by the Company to give representation in writing that such Holder is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

         (f) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, an Affiliate or any Subsidiary from taking any corporate action which is deemed by the Company, an Affiliate or any Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company, an Affiliate or any Subsidiary as a result of any such action.

         (g) Restrictions on Transfer. Except as provided below, an Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative. However, the Committee may, in its discretion, provide in an option agreement (other than with respect to an Incentive Stock Option) that the option right granted to the individual may be transferred (in whole or in part and shall be subject to such terms and conditions as the Committee may impose thereon, including, without limitation, the approval by the Company of the form of transfer agreement) by the individual to (i) the spouse, children or grandchildren of the individual ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the individual, (iii) a partnership in which such Immediate Family Members and, if applicable, the individual are the only partners, or (iv) any other person or entity otherwise permitted by the Committee. Following transfer, any such transferred option rights shall continue to be subject to the same terms and conditions as were applicable to the option rights immediately prior to transfer; provided, however, that no transferred option rights shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the option rights.

         (h) Beneficiary Designation. Each Holder may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Holder, shall be in a form prescribed by the Committee, and will be effective only when filed by the Holder in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Holder's death shall be paid to his estate.

         (i) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

         (j) Section 162(m). If the Plan is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder and, if determined by the Committee, Restricted Stock Awards, shall constitute "performance- based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with
Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

         (k) Indemnification. Each person who is or shall have been a member of the Committee or of the Board and any employee delegated authority hereunder shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company prompt written notice of any such action, suit or proceeding, and an opportunity, at its own expense, to handle, defend and/or settle the same before he undertakes to handle, defend and/or settle it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         (l) Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware and applicable federal law.

         IN WITNESS WHEREOF, Sterling Chemicals Holdings, Inc. has caused this document to be duly executed in its name and behalf by its proper officer thereunto duly authorized, effective for all purposes as of the date of the adoption of the Plan by the Board, being April 23, 1997.


                                        STERLING CHEMICALS HOLDINGS, INC.



                                        By: /s/ FRANK P. DIASSI
                                           -----------------------------------
                                              Frank P. Diassi
                                              Chairman of the Board of Directors

--------------------------------------------------------------------------------
                       STERLING CHEMICALS HOLDINGS, INC.
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 28, 1998

           The undersigned hereby constitutes and appoints Frank P. Diassi, Robert W. Roten and Hunter Nelson, and each of them, attorneys and
  P agents, with full power of substitution to vote as proxy all the shares of Common Stock standing in the name of the undersigned at the
  R Annual Meeting of Stockholders of Sterling Chemicals Holdings, Inc. to be held at Texas Commerce Center Auditorium, 601 Travis Street,
  O Houston, Texas at 9:00 A.M., Houston time, on Wednesday, January 28, 1998, and at any adjournments thereof, in accordance with the
  X instructions noted below, and with discretionary authority with respect to such other matters as may properly come before said meeting
  Y or any adjournments thereof. Receipt of notice of the meeting and Proxy Statement dated December 22, 1997 is hereby acknowledged.

           The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

       ELECTION OF DIRECTORS NOMINEES: Frank P. Diassi, Frank J. Hevrdejs,
                                       Allan R. Dragone, J. Virgil Waggoner,
                                       Hunter Nelson, John L. Garcia,
                                       Robert W. Roten, George J. Damiris,
                                       Rolf H. Towe.

               1. ELECTION OF            [ ] FOR all nominees listed (except
                  DIRECTORS                as marked to the contrary below)

               1. ELECTION OF            [ ] WITHHOLD AUTHORITY to vote for all
                  DIRECTORS                nominees listed

           FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

           2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the books and accounts of Sterling Chemicals Holdings, Inc. for the year ending September 30, 1998.

                   [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

           3. Proposal to ratify and approve the Sterling Chemicals Holdings, Inc. Omnibus Stock Awards and Incentive Plan (the "Omnibus Plan").

                   [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                 (Continued and to be signed and dated on other side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S APPLICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED IN FAVOR OF EACH NOMINEE FOR DIRECTOR AND "FOR" THE PROPOSALS TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AND TO RATIFY AND APPROVE THE OMNIBUS PLAN.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                 Date ___________________, 199_

                                                 Signature(s) _________________

                                                 Date ___________________, 199_

                                                 Signature(s) _________________

                                                 NOTE: Please sign as name
                                                 appears herein. Joint owners
                                                 each should sign. When
                                                 signing as attorney,
                                                 trustee, administrator,
                                                 executive, etc., please
                                                 indicate your full title as
                                                 such. If a corporation,
                                                 please sign in full
                                                 corporate name by President
                                                 or other authorized officer.
                                                 If a partnership, please
                                                 sign in partnership name by
                                                 authorized person.

--------------------------------------------------------------------------------